Exhibit (h)(1)(b)

Addendum to Amended and Restated Fund Accounting and Administration Agreement

Dated June 3, 2009

Between

ALPS Fund Services, Inc.

and

Forward Funds

THIS ADDENDUM is made as of September 14, 2009, by and between ALPS Fund Services, Inc. (“ALPS”), and Forward Funds (the “Fund”).

WHEREAS, ALPS and the Fund have entered into an Amended and Restated Fund Accounting and Administration Agreement (the “Agreement”) dated June 3, 2009 and effective June 15, 2009;

WHEREAS, the Board of Trustees of the Fund approved on June 3, 2009 the Forward Tactical Growth Fund, a new series of the Fund effective September 14, 2009;

WHEREAS, in light of the foregoing, ALPS and the Fund wish to modify the provisions of the Agreement to reflect a revised Appendix A – List of Portfolios.

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1.	Appendix A – List of Portfolios. Appendix A is replaced in its entirety with the attached Appendix A.

2.	Remainder of the Agreement. All other provisions of the Agreement shall remain unchanged.

IN WITNESS WHEREOF, this Addendum has been executed by a duly authorized representative of each of the parties hereto as of the date of the Addendum first set forth above.

ALPS Fund Services, Inc.	Forward Funds

By:	By:
Name:	Name:
Title:	Title:

APPENDIX A

DATED AS OF SEPTEMBER 14, 2009

TO THE AMENDED AND RESTATED FUND ACCOUNTING AND

ADMINISTRATION AGREEMENT

Forward Series Portfolio List

Forward Banking and Finance Fund

Forward Emerging Markets Fund

Forward Global Infrastructure Fund

Forward Growth Fund

Forward HITR Fund1

Forward International Equity Fund

Forward International Fixed Income Fund

Forward International Real Estate Fund

Forward International Small Companies Fund

Forward Large Cap Equity Fund

Forward Legato Fund

Forward Long/Short Credit Analysis Fund

Forward Real Estate Fund

Forward Select Income Fund

Forward Small Cap Equity Fund

Forward Tactical Growth Fund

Forward Strategic Realty Fund

[1]	Fund has not commenced operations.